Exhibit 99.1

14 March 2024

Flutter Entertainment plc (the “Company”)

Block Listing Application

A block listing application has been made, in aggregate, for 290,000 Ordinary Shares of €0.09 each in the Company, pursuant to:

(i)	Flutter Entertainment plc 2015 Deferred Share Incentive Plan;

(ii)	Flutter Entertainment plc 2015 Medium Term Incentive Plan;

(iii)	Flutter Entertainment plc 2015 Long Term Incentive Plan;

(iv)	Flutter Entertainment plc Sharesave Scheme;

(v)	Flutter Entertainment plc Restricted Share Plan;

(vi)	Betfair Group Plc 2009 Long Term Incentive Plan;

(vii)	Betfair Group Plc Deferred Share Incentive Plan;

(viii)	Amaya Gaming Group Inc. Stock Option Plan; and

(ix)	The Stars Group Inc. Equity Incentive Plan

to be admitted to (i) listing on the premium listing segment of the Official List of the Financial Conduct Authority and (ii) trading on the London Stock Exchange’s main market for listed securities.

Admission is expected to become effective on 15 March 2024.

When issued all of the above shares will be fully paid and will rank pari passu in all respects with the existing issued Ordinary Shares of the Company.

Enquiries:

Edward Traynor

Company Secretary

+353 (87) 2232455